Exhibit 99.1
Kraton Corporation Announces Third Quarter 2017 Results
HOUSTON, October 24, 2017 /PRNewswire/ -- Kraton Corporation (NYSE: KRA), a leading global producer of styrenic block copolymers, specialty polymers and high-value performance products derived from pine wood pulping co-products, announces financial results for the quarter ended September 30, 2017.
THIRD QUARTER 2017 SUMMARY

•	Third quarter consolidated revenue of $510.9 million, up 12.5% compared to the third quarter of 2016

•	Third quarter consolidated net loss of $4.0 million compared to net income of $15.6 million in the third quarter of 2016

•	Third quarter Adjusted EBITDA(1) of $121.7 million, up 33.6% compared to the third quarter of 2016

▪	Polymer segment Adjusted EBITDA(1) of $77.4 million, with an associated margin(2) of 24.6%, up $27.8 million or 56.0% compared to the third quarter of 2016

▪	Chemical segment Adjusted EBITDA(1) of $44.3 million, with an associated margin(2) of 22.5%, up $2.8 million or 6.8% compared to the third quarter of 2016

▪
Delivered incremental cost reductions and transaction synergies of $10.7 million, with full realization of $65 million of transaction synergies at September 30, 2017, ahead of the initial FYE 2018 target

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(In thousands, except percentages and per share amounts)
Revenue	$510,947	$454,143	$1,494,392	$1,328,715
Polymer segment operating income	$17,802	$28,728	$95,572	$59,936
Chemical segment operating income	$23,706	$22,089	$66,864	$40,894
Net income (loss) attributable to Kraton	$(4,033)	$15,560	$27,941	$111,048
Adjusted EBITDA (non-GAAP)(1)	$121,687	$91,074	$288,738	$276,911
Adjusted EBITDA margin (non-GAAP)(2)	23.8%	20.1%	19.3%	20.8%
Diluted earnings (loss) per share	$(0.13)	$0.49	$0.88	$3.56
Adjusted diluted earnings per share (non-GAAP)(1)	$1.51	$0.63	$1.88	$2.07
__________________________________________________

(1)	See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.

(2)	Defined as Adjusted EBITDA as a percentage of revenue.
“Kraton’s favorable results for the third quarter 2017 reflect notable margin expansion and solid volume growth in our Polymer segment and improving fundamentals in our Chemical segment, where we posted our second quarter of sequential growth in Adjusted EBITDA and a return to Adjusted EBITDA margins above 22%. Building upon good business momentum in the second quarter, we posted consolidated Adjusted EBITDA of $122 million for the third quarter of 2017. This result was up $31 million or nearly 34% compared to the third quarter 2016, with a 370 basis point improvement in Adjusted EBITDA margin to 23.8%,” said Kevin M. Fogarty, Kraton’s President and Chief Executive Officer. “As a result of our strong third quarter results, and in light of our overall year-to-date performance, we now expect that Adjusted EBITDA for the full-year 2017 will be approximately $375 million.”
“As anticipated, cash generation continued to increase into the third quarter, and as a result we reduced Kraton net debt by $87 million in the quarter. For the full year 2017, we expect to reduce Kraton net debt by $125 to $150 million, despite incurring $16 million of financing costs in the first nine months of the year,” said Fogarty. “During the quarter we repriced the USD tranche of our Term Loan Facility and issued a Euro tranche under the Term Loan Facility to further reduce interest expense,” Fogarty added.
“With regard to ongoing cost reset initiatives in our Polymer segment and transaction synergies associated with the acquisition of our Chemical segment, as of September 30th we achieved our $65 million synergy goal, well ahead of our original year-end 2018 target. We now expect to realize approximately $50 million of our $70 million cost reset goal by year-end 2017, and we expect the full $70 million run rate to be achieved in 2018,” Fogarty said.

Status of Synergies, Operational Improvement, and Cost Reduction Initiatives
We previously announced synergies and operational improvement initiatives associated with our January 6, 2016 acquisition of Arizona Chemical (the “Arizona Chemical Acquisition”) and a cost reduction initiative targeted at lowering costs in our Polymer segment. Following is a summary of the status of these initiatives:

	Cumulative through
	September 30, 2017	December 31, 2016
	(In thousands)
General and administrative synergies	$23,609	$17,663
Operational improvements	41,044	19,223
Cost reduction	40,690	31,338
	$105,343	$68,224

Polymer Segment

	Three Months Ended September 30,		Nine Months Ended September 30,(3)
	2017	2016	2017	2016
Revenue	(In thousands, except percentages)
CariflexTM	$43,031	$45,303	$124,433	$126,513
Specialty Polymers	94,313	89,107	285,712	256,197
Performance Products	175,968	138,479	508,820	403,214
Other	847	81	1,260	208
	$314,159	$272,970	$920,225	$786,132

Operating income	$17,802	$28,728	$95,572	$59,936
Adjusted EBITDA (non-GAAP) (1)	$77,363	$49,576	$172,233	$141,023
Adjusted EBITDA margin (non-GAAP)(2)	24.6%	18.2%	18.7%	17.9%
__________________________________________________

(1)	See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.

(2)	Defined as Adjusted EBITDA as a percentage of revenue.

(3)	The nine month information is provided for comparative purposes only.
Q3 2017 VERSUS Q3 2016 RESULTS
Revenue for the Polymer segment was $314.2 million for the three months ended September 30, 2017 compared to $273.0 million for the three months ended September 30, 2016. Sales volumes of 91.9 kilotons for the three months ended September 30, 2017 increased 6.9% compared to the three months ended September 30, 2016. Performance Products volumes increased 11.1%, Specialty Polymers volumes decreased 3.8% (excluding the effect of the sale of the compounding business, sales volumes would have been relatively flat), and Cariflex volumes decreased 1.3%. The positive effect from changes in currency exchange rates between the periods was $3.3 million.
For the three months ended September 30, 2017, the Polymer segment generated Adjusted EBITDA (non-GAAP) of $77.4 million compared to $49.6 million for the three months ended September 30, 2016. The increase was due to higher volumes and improved unit margins, primarily driven by higher selling prices. See a reconciliation of GAAP operating income to non-GAAP Adjusted EBITDA below.

Chemical Segment
The following results of operations for the Chemical segment have been included in our consolidated results since January 6, 2016.

	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016	Nine Months Ended September 30, 2017(3)	For the period January 6, 2016 through September 30, 2016
Revenue	(In thousands, except percentages)
Adhesives	$64,159	$60,771	$192,796	$186,903
Performance Chemicals	106,280	96,244	304,877	284,597
Roads and Construction	12,940	13,778	38,579	40,845
Tires	13,409	10,380	37,915	30,238
	$196,788	$181,173	$574,167	$542,583

Operating income	$23,706	$22,089	$66,864	$40,894
Adjusted EBITDA (non-GAAP) (1)	$44,324	$41,498	$116,505	$135,888
Adjusted EBITDA margin (non-GAAP)(2)	22.5%	22.9%	20.3%	25.0%
__________________________________________________

(1)	See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.

(2)	Defined as Adjusted EBITDA as a percentage of revenue.

(3)	The nine month information is provided for comparative purposes only.
Q3 2017 VERSUS Q3 2016 RESULTS
Revenue for the Chemical segment was $196.8 million for the three months ended September 30, 2017 compared to $181.2 million for the three months ended September 30, 2016. Sales volumes were 107.8 kilotons for the three months ended September 30, 2017, an increase of 3.5 kilotons or 3.3%. Adhesives volumes increased 5.1%, Performance Chemicals volumes increased 2.7%, and Tires volumes increased 12.3%, and Roads and Construction volumes decreased 1.1%. The positive effect from changes in currency exchange rates between the periods was $3.7 million.
For the three months ended September 30, 2017, the Chemical segment generated $44.3 million of Adjusted EBITDA (non-GAAP) compared to $41.5 million for the three months ended September 30, 2016. The increase in Adjusted EBITDA reflects higher sales volumes and stable overall unit margins compared to 2016. See a reconciliation of GAAP operating income to non-GAAP Adjusted EBITDA below.

CASH FLOW AND CAPITAL STRUCTURE
During the nine months ended September 30, 2017 (excluding borrowings under the Kraton Formosa Polymers Corporation (KFPC) Loan Agreement) we decreased Kraton Corporation net indebtedness by $69.4 million ($84.9 million excluding refinancing costs).
Summary of principal amounts for indebtedness and a reconciliation of Kraton debt to Kraton net debt and consolidated net debt (non-GAAP):

	September 30, 2017	December 31, 2016
	(In thousands)
USD Tranche	$500,000	$1,278,000
Euro Tranche	281,005	—
10.5% Senior Notes	440,000	440,000
7.0% Senior Notes	400,000	—
ABL	—	—
Capital lease	2,339	3,042
Kraton debt	1,623,344	1,721,042
Kraton cash	79,307	107,599
Kraton net debt	1,544,037	1,613,443

KFPC(1) loan	146,451	115,854
KFPC(1) cash	9,811	14,150
KFPC(1) net debt	136,640	101,704

Consolidated net debt	$1,680,677	$1,715,147
__________________________________________________

(1)
This amount includes all of the indebtedness of our Kraton Formosa Polymers Corporation (KFPC) joint venture, located in Mailiao, Taiwan, which we own a 50% stake in and consolidate within our financial statements.

USE OF NON-GAAP FINANCIAL MEASURES
This press release includes the use of both GAAP and non-GAAP financial measures. The non-GAAP financial measures are EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted Earnings per Share, and Net Debt. Tables included in this earnings release reconcile each of these non-GAAP financial measures with the most directly comparable U.S. GAAP financial measure. For additional information on the impact of the spread between the FIFO basis of accounting and estimated current replacement cost (“ECRC”), see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.
We consider these non-GAAP financial measures to be important supplemental measures of our performance and believe they are frequently used by investors, securities analysts and other interested parties in the evaluation of our performance including period-to-period comparisons and/or that of other companies in our industry. Further, management uses these measures to evaluate operating performance, and our incentive compensation plan bases incentive compensation payments on our Adjusted EBITDA performance and attainment of net debt, along with other factors. These non-GAAP financial measures have limitations as analytical tools and in some cases can vary substantially from other measures of our performance. You should not consider them in isolation, or as a substitute for analysis of our results under U.S. GAAP in the United States.
EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin: For our consolidated results, EBITDA represents net income (loss) before interest, taxes, depreciation and amortization. For each reporting segment, EBITDA represents operating income before depreciation and amortization, disposition and exit of business activities and earnings of unconsolidated joint ventures. Among other limitations EBITDA does not: reflect the significant interest expense on our debt or reflect the significant depreciation and amortization expense associated with our long-lived assets; and EBITDA included herein should not be used for purposes of assessing compliance or non-compliance with financial covenants under our debt agreements. The calculation of EBITDA in our debt agreements includes adjustments, such as extraordinary, non-recurring or one-time charges, proforma cost savings, certain non-cash items, turnaround costs, and other items included in the definition of EBITDA in the debt agreements. Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure. As an analytical tool, Adjusted EBITDA is subject to all the limitations applicable to EBITDA. We prepare Adjusted EBITDA by eliminating from EBITDA the impact of a number of items we do not consider indicative of our on-going performance, including the spread between FIFO and ECRC, but you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, due to volatility in raw material prices, Adjusted EBITDA may, and often does, vary substantially from EBITDA and other performance measures, including net income calculated in accordance with U.S. GAAP. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue (for each reporting segment or on a consolidated basis, if applicable). Because of these and other limitations, EBITDA and Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business.
Adjusted Diluted Earnings Per Share: We prepare Adjusted Diluted Earnings per Share by eliminating from Diluted Earnings (loss) per Share the impact of a number of non-recurring items we do not consider indicative of our on-going performance, including the spread between FIFO and ECRC.
Net Debt: We define net debt for Kraton as total debt (excluding debt of KFPC) less cash and cash equivalents. We define consolidated net debt as Kraton net debt plus debt of KFPC less KFPC's cash and cash equivalents. Management uses net debt to determine our outstanding debt obligations that would not readily be satisfied by its cash and cash equivalents on hand. Management believes that using net debt is useful to investors in determining our leverage since we could choose to use cash and cash equivalents to retire debt. In addition, management believes that presenting Kraton's net debt excluding KFPC is useful because KFPC has its own capital structure.
CONFERENCE CALL AND WEBCAST INFORMATION
Kraton has scheduled a conference call on Thursday, October 25, 2017 at 9:00 a.m. (Eastern Time) to discuss third quarter 2017 financial results. Kraton invites you to listen to the conference call, which will be broadcast live over the internet at www.kraton.com, by selecting the "Investor Relations" link at the top of the home page and then selecting "Events" from the Investor Relations menu on the Investor Relations page.
You may also listen to the conference call by telephone by contacting the conference call operator 5 to 10 minutes prior to the scheduled start time and asking for the "Kraton Conference Call – Passcode: Earnings Call." U.S./Canada dial-in 800-857-6511. International dial-in #: 210-839-8886.
For those unable to listen to the live call, a replay will be available beginning at approximately 11:00 a.m. (Eastern Time) on October 25, 2017 through 1:59 a.m. (Eastern Time) on November 18, 2017. To hear a replay of the call over the Internet, access Kraton's Website at www.kraton.com by selecting the "Investor Relations" link at the top of the home page and then selecting "Events" from the Investor Relations menu on the Investor Relations page. To hear a telephonic replay of the call, dial 800-551-8152 or 203-369-3810.
ABOUT KRATON CORPORATION
Kraton Corporation (NYSE: KRA) is a leading global producer of styrenic block copolymers, specialty polymers and high-value performance products derived from pine wood pulping co-products. Kraton's polymers are used in a wide range of applications, including adhesives, coatings, consumer and personal care products, sealants and lubricants, and medical, packaging, automotive, paving and roofing applications. As the largest global provider in the pine chemicals industry, the company’s pine-based specialty products are sold into adhesive, road and construction and tire markets, and it produces and sells a broad range of performance chemicals into markets that include fuel additives, oilfield chemicals, coatings, metalworking fluids and lubricants, inks and mining. Kraton offers its products to a diverse customer base in numerous countries worldwide.
Kraton, the Kraton logo and design, and Cariflex are all trademarks of Kraton Polymers LLC or its affiliates.

FORWARD LOOKING STATEMENTS
Some of the statements and information in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This press release includes forward-looking statements that reflect our plans, beliefs, expectations, and current views with respect to, among other things, future events and financial performance. Forward-looking statements are often identified by words such as “outlook,” “believes,” “target,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans”, “on track”, or “anticipates,” or by discussions of strategy, plans or intentions, including, but not limited to our expectations with respect to full-year 2017 Adjusted EBITDA results, 2017 net debt reduction, and the amount and timing of our cost reset initiatives.
All forward-looking statements in this press release are made based on management's current expectations and estimates, which involve known and unknown risks, uncertainties, assumptions, and other important factors that could cause actual results, performance or our achievements, or industry results to differ materially from those expressed in forward-looking statements. These risks and uncertainties are more fully described in our latest Annual Report on Form 10-K, including but not limited to “Part I, Item 1A. Risk Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” therein, and in our other filings with the Securities and Exchange Commission, and include, but are not limited to, risks related to: the integration of Arizona Chemical (now, AZ Chem Holdings LP); Kraton's ability to repay its indebtedness; Kraton's reliance on third parties for the provision of significant operating and other services; conditions in the global economy and capital markets; fluctuations in raw material costs; limitations in the availability of raw materials; competition in Kraton's end-use markets; and other factors of which we are currently unaware or deem immaterial. There may be other factors of which we are currently unaware or deem immaterial that may cause our actual results to differ materially from the forward-looking statements. In addition, to the extent any inconsistency or conflict exists between the information included in this report and the information included in our prior reports and other filings with the SEC, the information contained in this report updates and supersedes such information. Readers are cautioned not to place undue reliance on our forward-looking statements. Forward-looking statements speak only as of the date they are made, and we assume no obligation to update such information in light of new information or future events.

KRATON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$510,947	$454,143	$1,494,392	$1,328,715
Cost of goods sold	382,228	318,887	1,075,051	967,744
Gross profit	128,719	135,256	419,341	360,971
Operating expenses:
Research and development	10,325	9,693	30,429	30,383
Selling, general, and administrative	42,579	42,769	124,436	135,845
Depreciation and amortization	34,307	31,977	102,040	93,913
Operating income	41,508	50,817	162,436	100,830
Disposition and exit of business activities	—	—	—	40,001
Loss on extinguishment of debt	(15,632)	—	(35,370)	(13,423)
Earnings of unconsolidated joint venture	125	94	370	274
Interest expense, net	(33,017)	(33,870)	(101,766)	(101,450)
Income (loss) before income taxes	(7,016)	17,041	25,670	26,232
Income tax benefit (expense)	2,165	(2,198)	(2,907)	83,024
Consolidated net income (loss)	(4,851)	14,843	22,763	109,256
Net loss attributable to noncontrolling interest	818	717	5,178	1,792
Net income (loss) attributable to Kraton	$(4,033)	$15,560	$27,941	$111,048
Earnings (loss) per common share:
Basic	$(0.13)	$0.50	$0.90	$3.60
Diluted	$(0.13)	$0.49	$0.88	$3.56
Weighted average common shares outstanding:
Basic	30,625	30,221	30,548	30,137
Diluted	30,625	30,783	31,006	30,557

KRATON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)

	September 30, 2017	December 31, 2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$89,118	$121,749
Receivables, net of allowances of $1,406 and $814	253,437	200,860
Inventories of products, net	362,831	327,996
Inventories of materials and supplies, net	24,832	22,392
Prepaid expenses	36,348	35,851
Other current assets	45,993	37,658
Total current assets	812,559	746,506
Property, plant, and equipment, less accumulated depreciation of $505,660 and $411,418	942,834	906,722
Goodwill	773,635	770,012
Intangible assets, less accumulated amortization of $184,614 and $144,946	416,747	439,198
Investment in unconsolidated joint venture	12,098	11,195
Debt issuance costs	2,633	3,511
Deferred income taxes	8,766	6,907
Other long-term assets	23,334	22,594
Total assets	$2,992,606	$2,906,645
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$33,553	$41,825
Accounts payable-trade	156,426	150,081
Other payables and accruals	151,856	130,398
Due to related party	16,045	14,669
Total current liabilities	357,880	336,973
Long-term debt, net of current portion	1,667,074	1,697,700
Deferred income taxes	215,145	211,396
Other long-term liabilities	168,139	170,339
Total liabilities	2,408,238	2,416,408

Equity:
Kraton stockholders' equity:
Preferred stock, $0.01 par value; 100,000 shares authorized; none issued	—	—
Common stock, $0.01 par value; 500,000 shares authorized; 31,261 shares issued and outstanding at September 30, 2017; 30,960 shares issued and outstanding at December 31, 2016	313	310
Additional paid in capital	369,702	361,682
Retained earnings	282,380	254,439
Accumulated other comprehensive loss	(97,105)	(158,530)
Total Kraton stockholders' equity	555,290	457,901
Noncontrolling interest	29,078	32,336
Total equity	584,368	490,237
Total liabilities and equity	$2,992,606	$2,906,645

KRATON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$22,763	$109,256
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	102,040	93,913
Amortization of debt original issue discount	4,926	4,893
Amortization of debt issuance costs	6,309	5,343
(Gain) loss on disposal of property, plant, and equipment	61	452
Disposition and exit of business activities	—	(40,001)
Loss on extinguishment of debt	35,370	13,423
Earnings from unconsolidated joint venture, net of dividends received	67	136
Deferred income tax benefit	(3,526)	(4,343)
Release of valuation allowance	—	(86,631)
Share-based compensation	7,366	7,272
Decrease (increase) in:
Accounts receivable	(38,921)	(18,114)
Inventories of products, materials, and supplies	(19,126)	44,035
Other assets	(6,171)	(3,044)
Increase (decrease) in:
Accounts payable-trade	2,267	(2,981)
Other payables and accruals	26,851	(401)
Other long-term liabilities	(5,433)	4,631
Due to related party	606	(1,710)
Net cash provided by operating activities	135,449	126,129
CASH FLOWS FROM INVESTING ACTIVITIES
Kraton purchase of property, plant, and equipment	(71,595)	(62,885)
KFPC purchase of property, plant, and equipment	(11,790)	(16,995)
Purchase of software and other intangibles	(4,959)	(4,691)
Acquisition, net of cash acquired	—	(1,312,105)
Sale of assets	—	72,803
Net cash used in investing activities	(88,344)	(1,323,873)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt	739,167	1,782,965
Repayments of debt	(837,012)	(480,133)
KFPC proceeds from debt	39,898	24,368
KFPC repayments of debt	(16,244)	—
Capital lease payments	(703)	(105)
Purchase of treasury stock	(2,297)	(967)
Proceeds from the exercise of stock options	2,954	2,625
Settlement of interest rate swap	(879)	(5,155)
Settlement of foreign currency hedges	(716)	—
Debt issuance costs	(13,929)	(57,646)
Net cash provided by (used in) financing activities	(89,761)	1,265,952
Effect of exchange rate differences on cash	10,025	5,291
Net increase (decrease) in cash and cash equivalents	(32,631)	73,499
Cash and cash equivalents, beginning of period	121,749	70,049
Cash and cash equivalents, end of period	$89,118	$143,548
Supplemental disclosures:
Cash paid during the period for income taxes, net of refunds received	$12,030	$7,788
Cash paid during the period for interest, net of capitalized interest	$72,288	$56,972
Capitalized interest	$3,334	$4,022
Supplemental non-cash disclosures:
Property, plant, and equipment accruals	$17,268	$30,494

KRATON CORPORATION
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KRATON AND OPERATING INCOME TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands)

	Three Months Ended September 30, 2017			Three Months Ended September 30, 2016
	Polymer	Chemical	Total	Polymer	Chemical	Total
Net income (loss) attributable to Kraton			$(4,033)			$15,560
Net loss attributable to noncontrolling interest			(818)			(717)
Consolidated net income (loss)			(4,851)			14,843
Add (deduct):
Income tax expense (benefit)			(2,165)			2,198
Interest expense, net			33,017			33,870
Earnings of unconsolidated joint venture			(125)			(94)
Loss on extinguishment of debt			15,632			—
Operating income	$17,802	$23,706	$41,508	$28,728	$22,089	$50,817
Add (deduct):
Depreciation and amortization	17,342	16,965	34,307	14,977	17,000	31,977
Loss on extinguishment of debt	(15,632)	—	(15,632)	—	—	—
Earnings of unconsolidated joint venture	125	—	125	94	—	94
EBITDA	19,637	40,671	60,308	43,799	39,089	82,888
Add (deduct):
Transaction, acquisition related costs, restructuring, and other costs (a)	2,240	61	2,301	7,216	530	7,746
Loss on extinguishment of debt	15,632	—	15,632	—	—	—
Weather related costs (b)	760	1,320	2,080	—	—	—
KFPC startup costs (c)	2,424	—	2,424	1,421	—	1,421
Non-cash compensation expense	2,219	—	2,219	2,141	—	2,141
Spread between FIFO and ECRC	34,451	2,272	36,723	(5,001)	1,879	(3,122)
Adjusted EBITDA	$77,363	$44,324	$121,687	$49,576	$41,498	$91,074
__________________________________________________

(a)	Charges related to the evaluation of acquisition transactions, severance expenses, and other restructuring related charges.

(b)	Costs related to Hurricane Harvey and Hurricane Irma.

(c)	Startup costs related to the joint venture company, KFPC.

KRATON CORPORATION
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO KRATON AND OPERATING INCOME (LOSS) TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands)

	Nine Months Ended September 30, 2017			Nine Months Ended September 30, 2016
	Polymer	Chemical	Total	Polymer	Chemical(e)	Total
Net income attributable to Kraton			$27,941			$111,048
Net loss attributable to noncontrolling interest			(5,178)			(1,792)
Consolidated net income			22,763			109,256
Add (deduct):
Income tax expense (benefit)			2,907			(83,024)
Interest expense, net			101,766			101,450
Earnings of unconsolidated joint venture			(370)			(274)
Loss on extinguishment of debt			35,370			13,423
Disposition and exit of business activities			—			(40,001)
Operating income	$95,572	$66,864	$162,436	$59,936	$40,894	$100,830
Add (deduct):
Depreciation and amortization	50,439	51,601	102,040	45,199	48,714	93,913
Disposition and exit of business activities	—	—	—	40,001	—	40,001
Loss on extinguishment of debt	(35,370)	—	(35,370)	(13,423)	—	(13,423)
Earnings of unconsolidated joint venture	370	—	370	274	—	274
EBITDA	111,011	118,465	229,476	131,987	89,608	221,595
Add (deduct):
Transaction, acquisition related costs, restructuring, and other costs (a)	11,493	(509)	10,984	19,255	7,773	27,028
Disposition and exit of business activities	—	—	—	(40,001)	—	(40,001)
Loss on extinguishment of debt	35,370	—	35,370	13,423	—	13,423
Effect of purchase price accounting on inventory valuation (b)	—	—	—	—	24,719	24,719
Weather related costs (c)	760	1,320	2,080	—	—	—
KFPC startup costs (d)	9,664	—	9,664	3,280	—	3,280
Non-cash compensation expense	7,366	—	7,366	7,272	—	7,272
Spread between FIFO and ECRC	(3,431)	(2,771)	(6,202)	5,807	13,788	19,595
Adjusted EBITDA	$172,233	$116,505	$288,738	$141,023	$135,888	$276,911
__________________________________________________

(a)	Charges related to the evaluation of acquisition transactions, severance expenses, and other restructuring related charges.

(b)	Higher costs of goods sold for our Chemical segment related to the fair value adjustment in purchase accounting for their inventory.

(c)	Costs related to Hurricane Harvey and Hurricane Irma.

(d)	Startup costs related to the joint venture company, KFPC.

(e)	Chemical segment results are included since January 6, 2016.

KRATON CORPORATION
RECONCILIATION OF DILUTED EARNINGS PER SHARE TO ADJUSTED DILUTED EARNINGS PER SHARE
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Diluted earnings (loss) per share	$(0.13)	$0.49	$0.88	$3.56
Transaction, acquisition related costs, restructuring, and other costs (a)	0.05	0.20	0.25	0.72
Disposition and exit of business activities	—	—	—	(0.82)
Loss on extinguishment of debt	0.32	—	0.72	0.28
Weather related costs (b)	0.04	—	0.04	—
Effect of purchase price accounting on inventory valuation (c)	—	—	—	0.63
KFPC startup costs (d)	0.04	0.02	0.16	0.04
Valuation allowance (e)	—	—	—	(2.77)
Spread between FIFO and ECRC	1.19	(0.08)	(0.17)	0.43
Adjusted diluted earnings per share (non-GAAP)	$1.51	$0.63	$1.88	$2.07
__________________________________________________

(a)	Charges related to the evaluation of acquisition transactions, severance expenses, and other restructuring related charges.

(b)	Costs related to Hurricane Harvey and Hurricane Irma.

(c)	We had higher costs of goods sold for our Chemical segment related to the fair value adjustment in purchase accounting for their inventory.

(d)	Startup costs related to the joint venture company, KFPC.

(e)	Reduction of income tax valuation allowance related to the assessment of our ability to utilize net operating losses in future periods.